Exhibit 10.3

SPONSOR FORFEITURE AGREEMENT

August 4, 2023

7GC & Co. Holdings Inc.

c/o 7GC & Co. Holdings LLC

388 Market Street, Suite 1300

San Francisco, CA 94111

Attention: Jack Leeney and Chris Walsh

E-mail: jack@7GC.co and chris@7GC.co

Banzai International, Inc.

435 Ericksen Ave., Suite 250

Bainbridge Island, WA 98110

Attention: Joseph Davy

E-mail: joe@banzai.io

Re:	Forfeiture of Certain Sponsor Private Placement Warrants

Ladies and Gentlemen:

Reference is hereby made to: (i) that certain Agreement and Plan of Merger and Reorganization (the “Original Merger Agreement”), dated as of December 8, 2022, by and among Banzai International, Inc., a Delaware corporation (the “Company”), 7GC & Co. Holdings Inc., a Delaware corporation (“7GC”), 7GC Merger Sub I, Inc., a Delaware corporation and an indirect wholly owned subsidiary of 7GC, and 7GC Merger Sub II, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of 7GC, as amended by that certain Amendment to the Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the “Merger Agreement Amendment” and the Original Merger Agreement, as amended by the Merger Agreement Amendment, the “Merger Agreement”), by and between 7GC and the Company; and (ii) that certain Private Placement Warrants Purchase Agreement, dated as of December 22, 2020 (as it may from time to time be amended and including all exhibits referenced herein, the “Warrant Purchase Agreement”), by and between 7GC and 7GC & Co. Holdings LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor acquired from 7GC 7,350,000 warrants to purchase shares of 7GC’s Class A common stock (the “Sponsor Warrants”), as more specifically set forth therein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement or the Warrant Purchase Agreement, as applicable.

In order to induce 7GC and the Company to enter into the Merger Agreement Amendment and to proceed with the transactions contemplated in the Merger Agreement and thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, 7GC, the Company and the Sponsor, hereby agree, pursuant to this letter agreement (this “Letter Agreement”), as follows:

1. Effective immediately prior to (and contingent upon the occurrence) the Closing, the Sponsor Warrants will be automatically forfeited and be of no further force or effect (the “Warrant Forfeiture”).

2. To effect the Warrant Forfeiture, immediately prior to (and contingent upon) the Closing:

a.  the Sponsor shall surrender the Sponsor Warrants to 7GC for cancellation and in exchange for no consideration;

b. 7GC shall immediately retire and cancel all of the Sponsor Warrants (and shall direct 7GC’s transfer agent (or such other intermediaries as appropriate) to take any and all such actions incident thereto); and

c. the Sponsor and 7GC each shall take such actions as are necessary to cause the Sponsor Warrants to be retired and cancelled, after which the Sponsor Warrants shall no longer be issued, outstanding, convertible, or exercisable, and the Sponsor shall provide the Company with evidence that such retirement and cancellation has occurred.

3. The Sponsor hereby represents and warrants to 7GC and the Company, as of the date hereof and as of immediately prior to the Warrant Forfeiture, that the Sponsor owns, and holds of record, all of the Sponsor Warrants, free and clear of all Liens and other obligations in respect of the Sponsor Warrants.

4. No party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of each of the other parties hereto. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Sponsor, 7GC and the Company, and their respective successors and assigns.

5. Any notice, consent, or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission.

6. This Letter Agreement shall immediately terminate, without any further action by the parties hereto, at such time, if at all, that the Merger Agreement is terminated in accordance with its terms.

7. Section 8.5 (Governing Law), Section 8.10 (Severability), Section 8.11 (Counterparts; Electronic Signatures), Section 8.15 (Waiver of Jury Trial) and Section 8.16 (Jurisdiction) of the Merger Agreement are hereby incorporated into this Letter Agreement, mutatis mutandis, as though set out in their entirety in this paragraph 7.

[Signature pages to follow]

In Witness Whereof, this Letter Agreement has been duly executed and delivered by each Party as of the date first above written.

7GC & CO. HOLDINGS INC.

By:	/s/ Jack Leeney
Name:	Jack Leeney
Title:	Chairman and Chief Executive Officer

7GC & CO. HOLDINGS LLC

By:	VII Co-Invest Sponsor LLC, as the
managing member of 7GC & Co. Holdings
LLC

By:	SP Global Advisors LLC, as a manager
of VII Co-Invest Sponsor LLC

By:	/s/ Jack Leeney
Name:	Jack Leeney
Title:	Manager

BANZAI INTERNATIONAL, INC.

By:	/s/ Joseph P. Davy
Name:	Joseph P. Davy
Title:	Chief Executive Officer

[Signature Page to Sponsor Forfeiture Agreement]

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